CUSIP No. 98937L105	13D	Page 16 of 31 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Zenas BioPharma, Inc.

EXECUTED this 23rd day of September, 2024.

SR ONE CAPITAL FUND II AGGREGATOR, LP

By:	SR ONE CAPITAL PARTNERS II, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

By: *
Simeon George, M.D.
Managing Member

SR ONE CAPITAL PARTNERS II, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

By: *
Simeon George, M.D.
Managing Member

AMZL, LP

By:	SR ONE CAPITAL SMA PARTNERS, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

By: *
Simeon George, M.D.
Managing Member

SR ONE CAPITAL SMA PARTNERS, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

By: *
Simeon George, M.D.
Managing Member

CUSIP No. 98937L105	13D	Page 17 of 31 Pages

SR ONE CAPITAL OPPORTUNITIES FUND I, LP

By:	SR ONE CAPITAL OPPORTUNITIES PARTNERS I, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

By: *
Simeon George, M.D.
Managing Member

SR ONE CAPITAL OPPORTUNITIES PARTNERS I, LP

By: SR ONE CAPITAL MANAGEMENT, LLC

	By:	*
Simeon George, M.D.
Managing Member

SR ONE CAPITAL MANAGEMENT, LLC

	By:	*
Simeon George, M.D.
Managing Member

*
Simeon George, M.D.

*/s/ Sasha Keough
Sasha Keough
As attorney-in-fact

This Agreement relating to Schedule 13D was executed by Sasha Keough on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached hereto as Exhibit 2.